UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2019

Date of Report (Date of earliest event reported)

RIBBON COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38267	82-1669692
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	RBBN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05.                                        Costs Associated with Exit or Disposal Activities.

On June 5, 2019, the Board of Directors of Ribbon Communications Inc. (the “Company”) approved a restructuring plan to further streamline its global footprint, improve its operations and enhance its customer delivery.  The initiative is expected to include facilities consolidations, refinement of the Company’s research and development activities, and a reduction in workforce. As a result of the restructuring plan, the Company expects to reduce its focus on hardware and appliance-based development over time and to increase its development focus on virtualization, functional simplicity and important customer requirements. The facilities initiative includes a consolidation of Ribbon’s North Texas site into a single campus housing engineering, customer training and support, and administrative functions and a reduction or elimination of certain excess and duplicative facilities elsewhere.  In addition, Ribbon intends to substantially consolidate its global software laboratories and server farms into two, lower cost North American sites. The restructuring plan is expected to be completed at the end of 2020.

The Company estimates that the restructuring initiative will reduce its cost footprint by approximately $25 million on an annualized basis once complete, and that it will realize approximately $10 million of savings during the remainder of fiscal 2019.  Ribbon estimates that it will record approximately $6 million of restructuring expense associated with workforce reduction initiatives.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company held its annual meeting of stockholders on June 5, 2019 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved the Ribbon Communications Inc. 2019 Incentive Award Plan (the “Plan”).

This Plan had previously been approved by the Company’s Board of Directors subject to stockholder approval.  Under the Plan, the Company may grant awards with respect to up to 7,000,000 shares of common stock (subject to adjustment in the event of stock splits and other similar events), plus 5,110,605 shares of common stock previously reserved for issuance under the Company’s Amended and Restated Stock Incentive Plan (the “2007 Equity Plan”), plus any shares covered by awards under the 2007 Equity Plan (or the Company’s other prior equity compensation plans) that again become available for grant pursuant to the provisions of the 2007 Equity Plan. Awards can be granted under the Plan to our employees, officers, and non-employee directors, as well as our consultants and advisors.  The Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units (including, without limitation, performance stock units), and other stock- or cash-based awards.

The provisions of the Plan are described further in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 25, 2019 (the “Proxy Statement”) under “Proposal 2 — Approval of the Ribbon Communications Inc. 2019 Incentive Award Plan.”  The foregoing summary of the Plan is qualified in its entirety by reference to the complete text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on June 5, 2019 to consider and vote upon the matters listed below.  A total of 99,591,710 shares of common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 89.41% of the Company’s outstanding common stock as of the April 15, 2019 record date.  The following are the voting results for the proposals considered and voted upon at the Annual Meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 25, 2019 (the “Proxy Statement”).

Item 1 — Election of eight directors for a term of office expiring on the date of the annual meeting of stockholders in 2020 and until their respective successors have been duly elected and qualified.

Director	Votes For	Votes Against	Votes Abstained	Broker Non- Votes
Kim S. Fennebresque	81,785,428	1,051,946	136,854	16,617,482
Bruns H. Grayson	82,311,515	525,733	136,980	16,617,482
Franklin (Fritz) W. Hobbs	81,841,017	996,202	137,009	16,617,482
Beatriz V. Infante	82,329,234	507,420	137,574	16,617,482
Richard J. Lynch	82,247,024	589,916	137,288	16,617,482
Kent J. Mathy	82,425,490	441,160	137,578	16,617,482
Scott E. Schubert	82,240,290	596,600	137,338	16,617,482
Richard W. Smith	82,427,090	410,201	136,937	16,617,482

All of the Company’s nominees named above were elected, having received more votes cast “for” their election than “against” their election.

Item 2 — Approval of the Ribbon Communications Inc. 2019 Incentive Award Plan.

Votes For	72,503,478
Votes Against	10,369,415
Votes Abstained	101,335
Broker Non-Votes	16,617,482

Based on the foregoing vote, Item 2 was approved.

Item 3 — Ratification of the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	98,990,734
Votes Against	367,955
Votes Abstained	233,021
Broker Non-Votes	0

Based on the foregoing vote, Item 3 was approved.

Item 4 — The non-binding advisory vote on the compensation of the Company’s named executive officers, as disclosed in the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narratives contained in the Proxy Statement.

Votes For	73,024,615
Votes Against	7,614,197
Votes Abstained	2,335,416
Broker Non-Votes	16,617,482

The Compensation Committee of the Board of Directors of the Company will consider the outcome of the advisory vote when making future compensation decisions relating to the compensation paid to the Company’s named executive officers.

Item 7.01.                                        Regulation FD Disclosure.

On June 11, 2019, the Company issued a press release announcing the restructuring plan described above, and reaffirming its expectations regarding certain of its full year 2019 financial results.

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

The information in this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, which are subject to a number of risks and uncertainties.  All statements other than statements of historical facts contained in this Current Report on Form 8-K, including without limitation statements regarding the Company’s anticipated restricting initiative; the Company’s ability to align its cost structure with market conditions; the Company’s future results of operations and financial position including expenses and cost savings associated with the restructuring plan, and plans and objectives of management for future operations are forward-looking statements.  Without limiting the foregoing, the words “anticipates”, “believes”, “could”, “estimates”, “expects”, “expectations”, “intends”, “may”, “plans”, “seeks”, “projects” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated in these forward-looking statements due to various risks, uncertainties and other important factors, including our ability to implement our restructuring plan and to recognize cost savings as a result of our restructuring plan; our ability to recruit and retain key personnel; our ability to realize benefits from acquisitions that we have completed; the effects of disruption from acquisitions, making it more difficult to maintain relationships with employees, customers, business partners or government entities; the timing of customer purchasing decisions and our recognition of revenues; economic conditions; difficulties supporting our strategic focus on channel sales; difficulties retaining and expanding our customer base; difficulties leveraging market opportunities; the impact of restructuring and cost-containment activities; litigation; actions taken by significant stockholders; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and  market  change;  our  ability  to  protect  our  intellectual property rights; our ability to maintain  partner,  reseller,  distribution  and  vendor  support  and  supply  relationships;  higher risks in international operations and markets; the impact of increased  competition;  increases  in  tariffs,  trade restrictions  or taxes on our products; currency fluctuations; changes in the market price  of  our  common  stock;  and/or  failure  or circumvention of our controls and procedures.

Our forward-looking statements involve known and unknown risks, uncertainties and other important factors that may  cause our actual results, performance or achievements to be materially different from any future results, performance or achievements express or implied by the forward-looking statements. We caution you against relying on any of these forward-looking statements. For further information regarding risks and uncertainties associated with Ribbon Communications’ business and important factors that could cause actual results to differ materially from these forward- looking statements, please refer to the “Risk Factors” section of Ribbon Communications’ most recent annual and quarterly reports filed with the SEC. Any forward-looking statements represent Ribbon Communications’ views only as of the date on which such statement is made and should not be relied upon as representing Ribbon Communications’ views as of any subsequent date. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. While Ribbon Communications may elect to update forward-looking statements at some point, Ribbon Communications specifically disclaims any obligation to do so, except as may be required by law.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1	Ribbon Communications Inc. 2019 Incentive Award Plan.

99.1	Press Release of Ribbon Communications Inc., dated June 11, 2019.

Exhibit Index

10.1	Ribbon Communications Inc. 2019 Incentive Award Plan.

99.1	Press Release of Ribbon Communications Inc. dated June 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2019	RIBBON COMMUNICATIONS INC.

	By:	/s/ Justin K. Ferguson
Justin K. Ferguson
Executive Vice President and General Counsel